Exhibit (2)(n)



            Consent of Independent Registered Public Accounting Firm


To the Board of Directors
Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC:

We consent to the use of our report dated May 30, 2007, incorporated herein by reference, for the Multi-Strategy Series G, a series of the Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, and to the references to our firm under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm and Legal Counsel" in the registration statement on Form N-2.

KPMG LLP


New York, New York
July 26, 2007